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                                      FORM OF
                                SEVERANCE AGREEMENT


     This SEVERANCE AGREEMENT dated as of _________ __, 1997 between REPUBLIC ENGINEERED STEELS, INC., a Delaware corporation (the "Company"), and ________ ________ (the "Employee").

                               W I T N E S S E T H :

     WHEREAS, the Company recognizes continued contributions by Employees to the growth of the Company and in appreciation and recognition of Employee's efforts, the Company desires to provide Employee with an incentive to remain in the Company's employ; and

     WHEREAS, the Company has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the Employee; and

     WHEREAS, the Company desires to induce the Employee to remain in the employment of the Company by providing for certain severance benefits; and

     WHEREAS, the Employee desires to continue employment with the Company subject to the terms and conditions hereinafter provided.

     NOW, THEREFORE, the parties hereto intending to be legally bound hereby agree to the following.

     1. DEFINITIONS. The capitalized terms used herein shall have the meanings ascribed to them below.

          "Cause" shall mean (i) willful or gross neglect by Employee of his duties and other obligations to the Company that is not cured within fifteen
(15) days after Employee receives notice thereof, (ii) willful misconduct in the performance by Employee of his duties, (iii) the commission of any act of fraud, misappropriation or embezzlement in the performance by Employee of his duties,
(iv) the diversion of any corporate opportunity of the Company, or (v) the commission of a felony resulting in the Employee's conviction, by trial or plea, and which, as determined in good faith by the Board of Directors of the Company, constitutes a crime involving moral turpitude.

          "Disability" shall mean Disability as defined in the Disability Plan.

          "Disability Plan" shall mean the Company's Salaried Employees' Disability Income Plan as in effect on the date hereof.


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     2.   TERM.  This Agreement shall commence on the date hereof and shall terminate after Employee's employment has terminated and the Company has fully performed all of its obligations resulting therefrom, if any.

     3.   TERMINATION AND DISABILITY.

          (a) In the event the Employee becomes Disabled, the Employee shall receive benefits that at the least are at the levels and on the terms provided in the Disability Plan.

          (a) In the event the Company wishes to terminate the Employee (which for purposes hereof shall include a layoff for an indefinite term other than as the result of a Disability), the Company shall communicate such termination by a Notice of Termination and, if the termination is for Cause, the Notice of Termination shall indicate the termination provisions in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee. Termination by the Company shall not be effective without a Notice of Termination.

          (b) The termination of the Employee by the Company hereunder shall be effective on the date on which a Notice of Termination is given (hereinafter the "Date of Termination").

     4. SEVERANCE COMPENSATION UPON CERTAIN TERMINATIONS OF EMPLOYMENT BY THE COMPANY.

          (a) In the event that the Company shall terminate the Employee's employment other than for Disability or Cause, THEN the Company shall pay to the Employee as severance compensation (hereinafter "Severance Compensation") an amount equal to two (2) [three (3)] times the Employee's total compensation for the twelve (12) month period immediately preceding the Date of Termination. The Employee's total compensation shall mean (i) the Employee's annual base salary in effect on the Date of Termination, which base salary shall include for purposes of this Agreement any supplemental amount payable under the Company's program known as "Target 60", (ii) the annual amount then paid by the Company to lease an automobile for Employee or the amount of any automobile allowance provided to Employee, (iii) the annual cost of life insurance then furnished to him by the Company, and (iv) the annual cost to the Company of any other benefits then provided to Employee that are not required to be provided under this Agreement after the Date of Termination (including without limitation under any cafeteria plan or other supplemental benefit program) and the amount contributed by the Company on behalf of the Employee for the calendar year ending immediately prior to the Date of Termination to any pension plan of the Company The Severance Compensation shall be due and payable in a lump sum, in cash, on the fifth day following the Date of Termination. In addition to the payment of Severance Compensation hereunder, in the event that the Company shall terminate the Employee's employment other than for Disability or Cause, Employee, together with his dependents, will continue following such termination of employment to participate fully, with no contribution to


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the cost required of him or them, in all accident and health plans maintained or sponsored by the Company immediately prior to the Date of Termination, or to receive substantially the equivalent coverage (or the full value thereof in cash) from the Company, until the second anniversary of the Date of Termination.

          (b) If (1) the Employee dies during his employment, (2) the Employee voluntarily resigns as an employee of the Company, or (3) the Company terminates the Employee's employment for Cause (as defined herein) by a Notice of Termination in accordance with subsection (a) of this Section, then the Company's sole obligation hereunder shall be payment to the Employee (or his representative) of any compensation due the Employee through the Date of Termination, and no further payments of any kind shall thereafter be required to be made by the Company to the Employee hereunder.

     5.   NO OBLIGATION TO MITIGATE DAMAGES; NO EFFECT ON OTHER CONTRACTUAL
RIGHTS.

          (a) The Employee shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer after the Date of Termination, or otherwise.

          (b) The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Employee's existing rights, or rights which would accrue solely as a result of the passage of time, under any benefit plan, incentive plan, securities or option plan, or bonus plan. Notwithstanding the foregoing, in the event that Employee has any rights under the Change of Control Agreement of even date herewith between Employee and the Company as a result of the termination of Employee's employment, then this Agreement shall be of no force and effect with respect to said termination and the Change of Control Agreement shall set forth all of the rights and obligations of the parties with respect to the termination of employment.

     6.   SUCCESSOR TO THE COMPANY.

          (a) The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and or assets of the Company, to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall be deemed to be a termination by the Company of Employee's employment with the Company without Cause. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this Section 6 or which otherwise becomes


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bound by all the terms and provisions of this Agreement by operation of law.  If at any time during the term of this Agreement the Employee is employed by any corporation a majority of the voting securities of which is then owned by the Company, "Company" as used in Sections 3 and 4 hereof shall in addition include such employer. In such event, the Company agrees that it shall pay or shall cause such employer to pay any amounts owed to the Employee pursuant to Section
4 hereof.

          (b) This Agreement shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee, or other designee or, if there be no such designee, to the Employee's estate.

     7. NOTICE. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered, sent by recognized overnight delivery service, charges prepaid or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

          If to the Company:

               Republic Engineered Steels
               410 Oberlin Road, S.W.
               Massillon, OH  44648-0579
               ATTN:
                    ----------------------

          If to the Employee:



               ---------------------------
               ---------------------------

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     8. AMENDMENT, WAIVER. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Employee and the Company. No waiver by either party hereto at any time of any breach of the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.


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     9.   VALIDITY.  The invalidity or unenforceability of any provision of this
Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              REPUBLIC ENGINEERED STEELS, INC.


                              By
                                -----------------------------------
                              Title:
                                     ------------------------------



                              ---------------------------------------
                                         Employee


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